THIRD AMENDMENT TO THE

THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP 1992 INCENTIVE OPTION PLAN

(As Amended and Restated Effective as of September 30, 1997)

WHEREAS, THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP (the “Company”) has adopted and maintains The Taubman Realty Group Limited Partnership 1992 Incentive Option Plan, as most recently amended and restated effective as of September 30, 1997, and as thereafter amended from time to time (the “Plan”); and

WHEREAS, pursuant to Section 8.1 of the Plan, the Compensation Committee of the Board of Directors of Taubman Centers, Inc. (the “Compensation Committee”) has the authority to amend the Plan; and

WHEREAS, the Compensation Committee desires to amend the Plan to allow the Compensation Committee, in its discretion: (1) to determine the vesting and exercise schedule of each Incentive Option under the Plan and (2) to extend the exercise period of an Incentive Option following an employee’s termination of employment.

NOW, THEREFORE, the Plan is hereby amended, effective as of March 1, 2005, as follows:

1.          The introductory paragraph of Section 7.3 of the Plan is hereby amended to read as follows:

“7.3      Conditions for Exercise (Vesting). Except as otherwise provided in this Section 7.3 or in case of the death, Disability or Retirement of an Optionee while an Employee, and subject to the provisions of Sections 7.6, 8.3, and 8.4, the Compensation Committee shall determine, in its discretion, at the Date of Grant the time at which an Incentive Option becomes exercisable (i.e. “vests”), which such time shall be included as one of the terms of the Option Agreement.”

2.	Subsection 7.3(a) of the Plan is hereby amended to read as follows:

“(a)       Subject to paragraph (d) of this Section 7.3, each Incentive Option granted under the Plan prior to March 1, 2005 (other than a Special Incentive Option) shall become exercisable:  (i) on the third (3rd) anniversary date of the Date of Grant of such Incentive Option, to the extent of one-third (1/3) of the Units of Partnership Interest made subject to such Incentive Option; (ii) on the fourth (4th) anniversary date of the Date of Grant of such Incentive Option, to the extent of an additional one-third (1/3) of the Units of Partnership Interest made subject to such Incentive Option; and (iii) on the fifth (5th) anniversary date of the Date of Grant, to the extent of all of the Units of Partnership Interest made subject to such Incentive Option.”

3.	Section 7.7 of the Plan is hereby amended to read as follows:

“7.7      Termination of Employment (Except by Death, Disability, or Retirement) Before Vesting. If an Optionee ceases to be an Employee for any reason other than death, Disability, or Retirement of the Optionee before the Incentive Option fully vests under the Plan, such Optionee’s right to exercise the unvested portion(s) of such Incentive Option shall be forfeited immediately and permanently.”

4.	Section 7.8 of the Plan is hereby amended to read as follows:

“7.8      Termination of Employment (Except by Death, Disability, or Retirement) After Vesting. If an Optionee ceases to be an Employee for any reason other than death, Disability or Retirement of an Optionee while an Employee, such Optionee shall have the right, subject to the restrictions of Sections 7.5, 7.17, and 7.18 hereof, to exercise such Incentive Option under the Plan, in full or in part, at any time within ninety (90) Days after his cessation of employment, or such other period determined by the Compensation Committee in its discretion, but only to the extent that, on the date of such cessation of employment, such Optionee’s right to exercise such Incentive Option, or part thereof, had vested pursuant to the terms of Section 7.3 hereof and the applicable Option Agreement and had not previously been exercised.”

5.	The following is hereby added at the end of Section 7.16 of the Plan:

“, provided that such surrender terms may not provide for any deferral of compensation.”

6.          Except as expressly set forth herein, the terms and provisions of the Plan shall continue unmodified and are hereby confirmed and ratified.

7.          This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8.          This Third Amendment shall be governed by and construed in accordance with the laws of the State of Michigan.

IN WITNESS WHEREOF, the undersigned has executed this Third Amendment as of the date written below.

TAUBMAN REALTY GROUP,
a Delaware limited partnership

By:	Taubman Centers, Inc.
Its:	Managing General Partner

By:	/s/ Esther R. Blum
Esther R. Blum

Its: Senior Vice President, Controller,
and Chief Accounting Officer

Date:	March 4, 2005

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